                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Preliminary Additional Materials
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.149-11(c) or
                 Section 240.14a-12

                                 RAG SHOPS, INC.
         -------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 RAG SHOPS, INC.
         -------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, JANUARY 27, 2000

To the Stockholders of

RAG SHOPS, INC.:

    Notice is hereby given that the 2000 Annual Meeting of Stockholders of Rag Shops, Inc., a Delaware corporation (the "Company"), will be held at 9:30 a.m. (Eastern Daylight Time) on Thursday, January 27, 2000, at the Regency House Hotel, 140 Highway 23 North, Pompton Plains, New Jersey, to consider and vote upon:

           1.  Election of three directors for a three-year term.

           2. Ratification of the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company's 2000 fiscal year.

           3.  Any other business that may properly come before the meeting.

    The Board of Directors has fixed the close of business on December 14, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at said meeting. Stock transfer books will not be closed.

    To assure representation of your shares, YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

    If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.

                                    By Order of the Board of Directors
                                    Doris Berenzweig
                                    SECRETARY

Hawthorne, New Jersey
December 17, 1999

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Rag Shops, Inc. (the "Company"). All proxies in the accompanying form, which are properly executed and duly returned, will be voted at the Annual Meeting of Stockholders to be held on Thursday, January 27, 2000, at 9:30 a.m, at the Regency House Hotel, 140 Highway 23 North, Pompton Plains, New Jersey, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This proxy statement and the enclosed form of proxy are being mailed to stockholders on or about December 17, 1999.

                       VOTING AND SOLICITATION OF PROXIES

    Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on December 14, 1999, will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 4,810,883 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

    The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, officers, directors and regular employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. The Company also intends to request that brokerage houses, banks, custodians, nominees, and fiduciaries forward soliciting material to the beneficial owners of Common Stock held of record by such persons, and will reimburse such persons for their reasonable expenses in forwarding such material.

    The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The affirmative vote of a majority of the total shares of Common Stock represented in person or by proxy at the meeting is required for the election of directors and the ratification of the appointment of independent public accountants. Since only affirmative votes are counted as votes in favor of these matters, abstentions and broker non-votes have the same effect as votes against these matters. Proxies and ballots will be tabulated by the inspectors of election.

    It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                              BENEFICIAL OWNERSHIP

    The following table sets forth information, as of December 1, 1999, as to the beneficial ownership of Common Stock (including shares which may be acquired within sixty days pursuant to stock options) of each director of the Company and each executive officer of the Company listed in the Summary Compensation Table below, all directors and executive officers as a group and persons known by the Company to beneficially own 5% of the Common Stock. Except as set forth below, no person beneficially owns 5% or more of the Common Stock. Unless otherwise indicated, the address of each person below is care of the Company, 111 Wagaraw Road, Hawthorne, New Jersey 07506-2711.

                                                        SHARES OF
                                                       COMMON STOCK      PERCENTAGE
NAME OF OWNER                                       BENEFICIALLY OWNED    OF CLASS
-------------                                       ------------------   ----------
Stanley Berenzweig................................       1,003,132(1)       20.7%
Doris Berenzweig..................................       1,066,942(1)       22.1%
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90101..........................         329,700(2)        6.8%
Evan Berenzweig...................................         255,675(3)        5.3%
Judith Lombardo...................................         202,125(3)        4.2%
Steven Barnett....................................         202,125(3)        4.2%
Fred J. Damiano...................................           1,050             *
Alan C. Mintz.....................................          17,100(4)          *
Leonard Settanni..................................           8,000(5)          *
Michael Aaronson..................................          70,000(6)        1.4%
All directors and executive
  officers as a group (9) persons.................       2,723,249          54.5%

------------------------

(1) Excludes shares held by spouse and includes 102,900 shares beneficially owned by the Stanley and Doris Berenzweig Charitable Foundation, Inc. of which Mr. and Mrs. Berenzweig are trustees. Mr. and Mrs. Berenzweig each disclaim beneficial ownership of the shares held by the other and by the Foundation.

(2) Based solely upon information set forth in a Schedule 13G filed with the Securities and Exchange Commission, dated February 11, 1999.

(3) Includes 15,000 shares and 6,000 shares subject to presently exercisable stock options at $6.25 per share and $2.34 per share, respectively.

(4) Includes 15,000 shares subject to presently exercisable stock options at $6.25 per share.

(5) Represents shares subject to presently exercisable stock options at $3.188 per share.

(6) Represents 50,000 shares and 20,000 shares subject to presently exercisable stock options at $2.375 per share and $2.34 per share, respectively.

* Less than 1 percent.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for the division of the Company's Board of Directors into three classes whose respective three-year terms of office expire in different years. Each year the directors in one class are elected to serve for a term of three years. The Company's Class III Directors have terms expiring at the 2000 Annual Meeting, and until their respective successors are fully elected and qualified. The officers of the Company are appointed by the Board of Directors to hold office until their successors are duly elected and qualified. Vacancies on the Board of Directors are filled by the remaining directors.

    Certain information regarding the three nominees for election as directors at this year's Annual Meeting is set forth below.

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Steven B. Barnett.................     52      Senior Vice President, Treasurer,
                                               Chief Financial Officer and Class
                                               III Director

Evan Berenzweig...................     43      Senior Vice President and Class
                                               III Director

Alan C. Mintz.....................     67      Class III Director

    STEVEN B. BARNETT, who joined the Company in 1984, has been a Senior Vice President, Treasurer and a Director of the Company since April 1991, and the Chief Financial Officer of the Company since August 1986. From August 1986 to April 1991, Mr. Barnett was a Vice President of the Company and from December 1984 to August 1986 he was the Controller.

    EVAN BERENZWEIG, who joined the Company in 1980, has been a Senior Vice President since November 1994 and a Director of the Company since April 1991. Mr. Berenzweig served as the Treasurer of the Company from August 1986 to April 1991 and Vice President from April 1991 to November 1994, and, prior to 1986, he served the Company in various capacities in merchandising, store operations and distribution.

    ALAN C. MINTZ, a Certified Public Accountant, has been a Director of the Company since April 1991 and has been a partner in the firm of Mintz Rosenfeld & Company LLC, Certified Public Accountants, and its predecessors, since 1957. Mr. Mintz, through Mintz Rosenfeld & Company LLC, continues to render tax and consulting services to the Company.

                         DIRECTORS CONTINUING IN OFFICE
                          AND OTHER EXECUTIVE OFFICERS

    Certain information regarding Directors who are not standing for election at this year's Annual Meeting and executive officers who are not directors is set forth below:

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Stanley Berenzweig................     79      Chairman of the Board, Chief
                                               Executive Officer and Class I
                                               Director

Michael Aaronson..................     51      President, Chief Operating Officer
                                               and Class I Director

Judith Lombardo...................     51      Senior Vice President and Class II
                                               Director

Fred J. Damiano...................     55      Class II Director

Doris Berenzweig..................     73      Secretary

Leonard M. Settanni...............     57      Vice President

    STANLEY BERENZWEIG, who co-founded the Company in 1963, has been Chairman of the Board of the Company since August 1986, Chief Executive Officer and Director since April 1991 and Chief Operating Officer of the Company from September 1994 to April 1995.

    MICHAEL AARONSON, who joined the Company in November 1994, has been the President, Chief Operating Officer and a Director since April 1995. From November 1994 to April 1995, Mr. Aaronson was the Executive Vice President of the Company. Mr. Aaronson was formerly President and Chief Operating Officer of Fabrics, Crafts & Floral Bonanza, a fabrics and craft specialty store retail chain, from November 1993 to October 1994. Prior thereto, Mr. Aaronson was Senior Vice President and Chief Financial Officer of Home, Ltd., a home furnishings retail venture, from January 1990 to October 1993 and Vice President and Chief Financial Officer of Mothercare Stores, Inc., a retail specialty store chain, from October 1984 to January 1990.

    JUDITH LOMBARDO, who joined the Company in 1966, has been a Senior Vice President of the Company since August 1986 and a Director since April 1991. Ms. Lombardo was a Vice President from 1982 to 1986, and prior to 1982, she served the Company in various capacities in merchandising, advertising and store operations.

    FRED J. DAMIANO has been a Director of the Company since April 1991 and an Executive Vice President of Haband Company, Inc., a direct marketer of clothing, since 1981. Mr. Damiano has been President of Fashion Outlets, Inc., a retail clothing operation, since October 1990.

    DORIS BERENZWEIG, who is a co-founder of the Company, has been the Secretary of the Company since its inception and was a Director from that time until April 1991.

    LEONARD M. SETTANNI, who joined the Company in January 1995 as Vice President of Management Information Systems, was formerly Vice President of Management Information Systems of Mothercare Stores, a maternity and children's specialty store retail chain, from July 1988 to April 1994.

    Stanley Berenzweig and Doris Berenzweig are husband and wife. Evan Berenzweig is their son.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on material provided to the Company, all forms and reports with respect to directors and executive officers of the Company were timely filed with the Securities and Exchange Commission.

                              DIRECTORS' MEETINGS

    The Board of Directors met four times during fiscal year 1999. Each Director attended more than 75% of the combined number of meetings of both the Board of Directors and of any committees of the Board on which the Director served.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established compensation, audit and option committees. The Compensation Committee consists of Fred J. Damiano, Alan C. Mintz and Stanley Berenzweig, the Audit Committee consists of Fred J. Damiano and Alan C. Mintz and the Option Committee consists of Stanley Berenzweig and Fred J. Damiano. Each of the foregoing committees met one time in fiscal 1999.

    The Audit Committee reviews and examines detailed reports of the Company's independent public accountants; consults with the independent public accountants regarding internal accounting controls, audit results and financial reporting procedures; recommends the engagement and continuation of engagement of the Company's independent public accountants; and meets with, and reviews and considers recommendations of, the independent public accountants.

    The Compensation Committee reviews the performance of senior management and key employees whose compensation is the subject of review and approval by the Committee; periodically reviews and recommends to the Board of Directors compensation arrangements for senior management and key employees; and periodically reviews the main elements of and administers the Company's compensation and benefit programs, other than the 1991 Stock Option Plan and the 1999 Incentive Stock Award Plan.

    The Option Committee administers the 1991 Stock Option Plan and the 1999 Incentive Stock Award Plan (collectively hereinafter referred to as the "Plans") and, to the extent provided by such Plans, determines the persons to whom options or awards are granted, the exercise price, term and number of shares covered by each option or award and the type of option or award to be granted. In addition, the Option Committee exercises all discretionary power regarding the Plans' operation.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total annual compensation paid or accrued by the Company for services in all capacities for the Chief Executive Officer and all executive officers of the Company who were serving as such at the end of fiscal 1999 (the year ended August 28, 1999) whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION
NAME AND                                                   ----------------------   LONG TERM COMPENSATION
PRINCIPAL POSITION                                YEAR     SALARY ($)   BONUS ($)      OPTION AWARDS(#)
------------------                              --------   ----------   ---------   ----------------------
Stanley Berenzweig............................    1999       175,000       -0-                 -0-
  Chief Executive Officer                         1998       172,402       -0-                 -0-
                                                  1997       163,094       -0-                 -0-

Michael Aaronson..............................    1999       176,385       -0-                 -0-
  President                                       1998       166,978       -0-                 -0-
                                                  1997       150,276       -0-              50,000

Steven Barnett................................    1999       145,000       -0-                 -0-
  Senior Vice President and Chief Financial       1998       142,846       -0-                 -0-
  Officer                                         1997       135,456       -0-              15,000

Judith Lombardo...............................    1999       145,000       -0-                 -0-
  Senior Vice President                           1998       142,471       -0-                 -0-
                                                  1997       135,081       -0-              15,000

Evan Berenzweig...............................    1999       124,577       -0-                 -0-
  Senior Vice President                           1998       115,284       -0-                 -0-
                                                  1997       105,488       -0-              15,000

Leonard Settanni..............................    1999       113,192       -0-                 -0-
  Vice President                                  1998       108,077       -0-                 -0-
                                                  1997       102,981       -0-                 -0-

                OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

    The table set forth below shows the value of unexercised options held by the executive officers during fiscal 1999. No options were granted or exercised during fiscal 1999.

                                                                                        VALUE OF
                                                          NUMBER OF                    UNEXERCISED
                                                         UNEXERCISED                  IN-THE-MONEY
                                                       OPTIONS 8/28/99            OPTIONS 8/28/99($)(1)
                                                 ---------------------------   ---------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------  -----------   -------------   -----------   -------------
Stanley Berenzweig.............................       -0-            -0-           N/A            N/A
Michael Aaronson...............................    60,000         40,000           -0-            -0-
Steven Barnett.................................    21,000          9,000           -0-            -0-
Judith Lombardo................................    21,000          9,000           -0-            -0-
Evan Berenzweig................................    21,000          9,000           -0-            -0-
Leonard Settanni...............................     8,000          2,000           -0-            -0-

------------------------

(1) The closing price of the Common Stock on August 27, 1999 was $2.00.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    Messrs. Berenzweig, Damiano and Mintz were members of the Compensation Committee in fiscal 1999. Mr. Berenzweig is the Chief Executive Officer of the Company. Since 1964, the Company has leased its principal offices and its Hawthorne, New Jersey store from Momar Realty L.L.C. ("Momar"), the two members of which are Stanley Berenzweig and Doris Berenzweig. The offices and store are located in a strip shopping center owned by Momar. The initial term of the lease commenced on March 1, 1991, expires February 28, 2006 and provides for payment of an aggregate of $233,575 of basic rent for each of the second five years of the lease together with a proportionate share of the costs of maintaining common areas, insurance, real estate taxes, and other operating costs associated with the strip shopping center. The Company has exercised its first of four options to renew this lease, each for additional terms of five years. The basic rent for each term will be increased by the greater of 15% of the basic rent paid for the previous five-year term or one-half of the percentage increase in the Consumer Price Index. During fiscal 1999, the Company paid Momar an aggregate of $288,766 of rent for these facilities. The Company believes that the terms of this lease are no less favorable to the Company than would be the terms obtained from an unaffiliated third party.

    In addition the Company, from time to time, receives tax, accounting and other financial consulting services from Mintz Rosenfeld & Company LLC, Certified Public Accountants ("Mintz Rosenfeld"). Mr. Mintz is a partner of Mintz Rosenfeld. During fiscal 1999, Mintz Rosenfeld received $49,114 for services rendered to the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board. The Compensation Committee is not responsible for the administration or determination of grants to be made under the Company's 1991 Stock Option Plan or the 1999 Incentive Stock Award Plan (collectively hereinafter referenced to as the "Plans"). Decisions on awards under these Plans are made solely by the Option Committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of companies' policies toward executive compensation, there is set forth below a report submitted by Messrs. Berenzweig, Mintz and Damiano, in their capacities as the members of the Board's Compensation Committee, and Messrs. Berenzweig and Damiano, in their capacities as the members of the Board's Option Committee, addressing the Company's compensation policies for fiscal 1999 as they affected the Company's executive officers generally (including the executive officers set forth in the Summary Compensation Table above), and as they affected Mr. Berenzweig in his capacity as Chief Executive Officer of the Company.

BACKGROUND

    In June 1991, the Company consummated its initial public offering ("IPO"). In contemplation of the IPO, the Company's executive compensation levels, plans and policies that have been followed subsequent to the IPO were established. As part of this process, initial salaries were established and the 1991 Stock Option Plan was adopted. The annual salaries of the individuals listed in the Summary Compensation Table (other than Michael Aaronson, Evan Berenzweig and Leonard Settanni) have not been increased since the IPO or their date of employment, if later. All of the named persons (other than Leonard Settanni) elected to temporarily reduce their base salaries by 10% effective January 28, 1996 as did one other officer of the Company. On January 27, 1997, all of the named persons who took the 10% reduction were restored half of the reduction to 95% of their base salaries in response to improved operations through that portion of the fiscal year. At that time the base salary of Evan Berenzweig was increased from $90,000 to $115,000 in connection with his performance of new responsibilities undertaken since February 1996 for store operations. In July 1997, Michael Aaronson's remaining 5% reduction was restored to 100% of his base salary. On January 19, 1998 (i) all of the named persons who took the 10% reduction effective January 28, 1996 and partially restored on January 27, 1997 were restored to their full base salaries, (ii) Michael Aaronson was increased from $160,000 to $170,000 and (iii) Leonard Settanni was increased from $105,000 to $110,000 in response to improved operations. Effective January 1, 1999 base salary increases were effected for Michael Aaronson from $170,000 to $180,000, Evan Berenzweig from $115,000 to $130,000 and Leonard Settanni from $110,000 to $115,000. Further, Stanley Berenzweig, Michael Aaronson, Steven Barnett, Judith Lombardo and Evan Berenzweig were not paid any bonuses since fiscal year 1993 in light of the Company's financial performance.

COMPONENTS OF EXECUTIVE COMPENSATION

    The primary components of the compensation of the Company's executive officers for fiscal 1999 consisted of salary and stock option grants. Bonuses were also potentially available.

    The salaries of Messrs. Berenzweig, Aaronson, Settanni and Barnett and Ms. Lombardo were set by the Compensation Committee and approved by the Board of Directors.

    The stock options granted under the Plan were granted by the Option Committee. The size of the grants to executive officers were determined generally by the Option Committee in accordance with the policy described below.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

    The Company's compensation policy toward executive officers is to base compensation on the perceived value of each executive officer considering such factors, which tend to be subjective, as the officer's ability to contribute to the Company's growth, efficiency and performance and the level of responsibility given to the officer.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

    Mr. Aaronson's salary and stock option grants were set by the Compensation Committee and the Option Committee and approved by the Board of Directors. Since Mr. Aaronson joined the Company in fiscal 1995, his compensation was based on his perceived ability to improve the Company's performance.

    Any portion of compensation represented by stock options is directly related to future corporate performance. Stock option grants tie that portion of executive compensation attributable to the stock options to stock performance, since the options will only have value if and to the extent the market price of the Company's stock increases over the exercise price of the options. The Company's policy with respect to stock options is to use stock option grants to retain executives and motivate them to improve the Company's overall performance with the expectation that the value of the Company's Common Stock will thereafter increase. In determining the size of grants, the Option Committee considers various factors, including the relative position of the grantee and the grantee's perceived ability to influence the Company's performance, which tend to be subjective determinations.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Berenzweig's initial salary and bonus were specified in his employment agreement which was entered into in connection with the IPO and has since expired. This initial compensation package was designed to be competitive with compensation packages offered to other chief executive officers of leading specialty retailers and recognized the compensation arrangement that had been in place prior to the IPO. Mr. Berenzweig's salary has remained the same since the expiration of his employment agreement until January 28, 1996, when it was voluntarily and temporarily reduced by Mr. Berenzweig by 10%. This voluntary reduction was restored by 5% on each of January 27, 1997 and January 19, 1998 when it was restored to the full salary before the voluntary reduction. Further, as noted above, no bonus has been received by Mr. Berenzweig since fiscal year 1993.

             STANLEY BERENZWEIG       FRED DAMIANO       ALAN MINTZ
                     Members of the Compensation Committee
                       STANLEY BERENZWEIG   FRED DAMIANO
                        Members of the Option Committee

COMMON STOCK PERFORMANCE GRAPH

    The following line graph compares the cumulative total annual stockholder return on the Company's Common Stock during the past five fiscal years, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total monthly return of the S&P 500 Index and the S&P Retail-Specialty Index. The graph is based on the assumption that $100 was invested on August 31, 1994 in the Company's Common Stock, the S&P 500 Index and the S&P Retail-Specialty Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            AUG-94  AUG-95  AUG-96  AUG-97  AUG-98  AUG-99
RAG SHOPS, INC.             100.00  104.35   78.27  108.69   89.12   77.61
S&P 500 INDEX               100.00  121.45  144.19  202.81  219.22  306.52
S&P RETAIL-SPECIALTY INDEX  100.00   73.54   90.10   97.11   58.69   48.61

INDEXED RETURNS

                                                                               YEARS ENDING
                                                        BASE
                                                       PERIOD
COMPANY/INDEX                                          AUG 94     AUG 95     AUG 96     AUG 97     AUG 98     AUG 99
-------------                                         --------   --------   --------   --------   --------   --------
RAG SHOPS, INC......................................    100       104.35      78.27     108.69      89.12      77.61
S&P 500 INDEX.......................................    100       121.45     144.19     202.81     219.22     306.52
S&P RETAIL-SPECIALTY INDEX..........................    100        73.54      90.10      97.11      58.69      48.61

                                 DIRECTOR FEES

    Directors who are employees of the Company receive no additional compensation for services as a director. Directors not so employed receive an annual retainer of $5,000 and fees of $1,250 for each Board meeting attended, with no additional compensation for committee meetings attended.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP has served as the Company's independent public accountants since 1990. The Board of Directors has selected Deloitte & Touche LLP to serve as the independent public accountants of the Company for the fiscal year ending September 2, 2000. This selection will be submitted for ratification at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 ANNUAL REPORT

    The Annual Report to Stockholders (including financial statements) for the fiscal year ended August 28, 1999 is mailed herewith to all stockholders. COPIES OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED, WITHOUT CHARGE, BY WRITTEN REQUEST TO STEVEN B. BARNETT, CHIEF FINANCIAL OFFICER AND MAY BE FOUND ON THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                 OTHER MATTERS

    Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

                    ADVANCE NOTICE FOR DIRECTOR NOMINATIONS

    The Company's Certificate of Incorporation provides that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting. Based on the scheduled meeting date for this year's annual meeting, in order for a stockholder to propose director nominations at the 2001 Annual Meeting, the stockholder must deliver notice to the Secretary between October 29 and November 28, 2000. Any stockholder desiring a copy of the Company's Certificate of Incorporation will be furnished one without charge upon written request to the Secretary.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholder proposals (other than those regarding director nominations as described above) for the 2001 Annual Meeting must be received in writing by the Company on or before September 29, 2000 in order to be considered for inclusion in the Company's proxy material for such meeting.

                                        By Order of the Board of Directors
                                        Doris Berenzweig, Secretary

Hawthorne, New Jersey
December 17, 1999

                                 RAG SHOPS, INC.
                                111 Wagaraw Road
                           Hawthorne, New Jersey 07506
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints STANLEY BERENZWEIG and STEVEN BARNETT as Proxies, each with power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Rag Shops, Inc. held of record by the undersigned on December 14, 1999 at the Annual Meeting of Rag Shops, Inc. Stockholders to be held on January 27, 2000 or any adjournment thereof.

              IMPORTANT - PLEASE SIGN AND DATE ON THE BACK OF CARD.
             RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
                              NO POSTAGE NECESSARY





                          DETACH AND RETURN PROXY CARD





                                    IMPORTANT

                     PLEASE VOTE THE ABOVE PROXY CARD TODAY!
                         YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS.

       IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
      PLEASE CONTACT STEVEN BARNETT, THE COMPANY'S CHIEF FINANCIAL OFFICER
                     AT (973) 423-1303 PRIOR TO THE MEETING

              IF YOUR ADDRESS HAS CHANGED, PLEASE BE SURE TO NOTIFY
                              THE COMPANY PROMPTLY

If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends a vote FOR all nominees for election as Directors. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


1.    Election of three Class III          FOR          WITHHELD      2. To ratify the appointment   FOR    AGAINST      ABSTAIN
     Directors:                            /_/             /_/           of Deloitte & Touche        /_/      /_/          /_/
     STEVEN B. BARNETT                     all          from all         LLP as the independent
     EVAN BERENZWEIG                    nominees        nominees         auditors for the
     ALAN C. MINTZ                                                       Company for the fiscal
                                                                         year ending September
                                                                         2, 2000.

For all nominees listed above, except vote withheld as to the following nominees (if any):

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

               Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.



   --------------------------                    -------------------------
            Signature                                        Date


   --------------------------                    --------------------------
   Signature if held jointly                                 Date


                          DETACH AND RETURN PROXY CARD

        IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING,
                      WHETHER OR NOT YOU ATTEND IN PERSON.

                    TO MAKE SURE YOUR SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.